     As filed with the Securities and Exchange Commission on December 15, 2005.
Registration No. ____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MEDICAL PROPERTIES TRUST, INC.
(Exact name of Registrant as specified in its charter)

MARYLAND	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
(Address of Principal Executive Offices including zip code)
AMENDED AND RESTATED MEDICAL PROPERTIES TRUST, INC.
2004 EQUITY INCENTIVE PLAN
(Full title of the plan)
Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
(205) 969-3755
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Matthew S. Heiter, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue
Memphis, TN 38103
(901) 577-2148
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering	aggregate offering	Amount of
registered	Registered(1)	price per share (2)	price(2)	registration fee
Common stock, par value $0.001 per share	3,900,000 shares	$9.17	$35,763,000	$3,827

(1)	In accordance with General Instruction E of Form S-8, the Registrant is registering 3,900,000 additional shares of common stock, $.001 par value per share, pursuant to the Registrant’s Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan. The Registrant currently has an effective registration statement filed on Form S-8 relating to the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan that registered securities of the same class as those being registered herewith. The Registrant incorporates by reference that registration statement on Form S-8 (Registration No. 333-126574) filed with the Securities and Exchange Commission on July 13, 2005, which is made a part hereof.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act on the basis of $9.17 per share, the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on December 12, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in the plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by Medical Properties Trust, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
      The following documents filed by the Company pursuant to the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:
      (a) The Company’s prospectus filed pursuant to Rule 424(b) of the Securities Act, as filed with the Commission on October 21, 2005, relating to the Registration Statement on Form S-11, as amended (File No. 333-121883);
      (b) The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 5, 2005;
      (c) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 22, 2005; and
      (d) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 10, 2005.
      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.
      Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
      Not applicable.
Item 5. Interests of Named Experts and Counsel.
      Not applicable
Item 6. Indemnification of Directors and Officers.
      The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter limits the personal liability of its directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and its charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his or her status as a director or officer of the Company. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in connection with any proceeding to which they may be made a party by reason of their service on those or other capacities unless the following can be established:
•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
     The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful on the merits or otherwise, in the defense of any claim to which he or she is made a party by reason of his or her service in that capacity.
     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.
     The Company’s charter authorizes it to obligate itself to indemnify and its bylaws do obligate it, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of the Company and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.
     The Company’s charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Amended and Restated 2004 Equity Incentive Plan, as amended

Exhibit
Number	Description
4.2	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form S-11 filed with the Commission on October 26, 2004, as amended (File No. 119957)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1

23.2	Consent of KPMG LLP

23.3	Consent of Parente Randolph, LLC

24	Power of Attorney, included on signature page
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes :
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 15th day of December, 2005.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner

R. Steven Hamner
Executive Vice President, Chief Financial Officer and Director
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Medical Properties Trust, Inc., a Maryland corporation, hereby constitute and appoint Edward K. Aldag, Jr. and R. Steven Hamner the true and lawful agents and attorneys-in-fact, with all power of substitution and resubstitution, to sign for the undersigned, in their respective names as officers and directors of the corporation, one or more registration statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement, relating to the Medical Properties Trust, Inc. Amended and Restated 2004 Equity Incentive Plan; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, and as of the date first written above.

Name	Title	Date

/s/ Edward K. Aldag, Jr.	Director, Chairman of the Board , President and Chief Executive Officer	December 15, 2005
Edward K. Aldag, Jr.

/s/ R. Steven Hamner	Director, Executive Vice President and Chief Financial Officer	December 15, 2005
R. Steven Hamner

/s/ Virginia A. Clarke	Director	December 15, 2005
Virginia A. Clarke

/s/ G. Steven Dawson	Director	December 15, 2005
G. Steven Dawson

/s/ Bryan L. Goolsby	Director	December 15, 2005
Bryan L. Goolsby

/s/ Robert E. Holmes, Ph.D.	Director	December 15, 2005
Robert E. Holmes, Ph.D.

/s/ William G. McKenzie	Director	December 15, 2005
William G. McKenzie

/s/ L. Glenn Orr, Jr.	Director	December 15, 2005
L. Glenn Orr, Jr.

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated 2004 Equity Incentive Plan, as amended

4.2	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form S-11 filed with the Commission on October 26, 2004, as amended (File No. 119957)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1

23.2	Consent of KPMG LLP

23.3	Consent of Parente Randolph, LLC

24	Power of Attorney, included on signature page

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